Exhibit 99.1
> News Release

Newell Rubbermaid Reports Third Quarter 2009 Results

Normalized EPS of $0.38, Ahead of Guidance and Prior Year Results

Gross Margin Improved 480 Basis Points to Last Year

Full Year Normalized EPS and Cash Flow Guidance Raised

ATLANTA, October 28, 2009 – Newell Rubbermaid (NYSE: NWL) today announced third quarter 2009 financial results, including normalized earnings per share, ahead of the company’s guidance and prior year results. The company reported strong operating cash flow and gross margin improvement and increased its guidance for full year 2009 normalized EPS and operating cash flow.

“I am pleased that we delivered third quarter earnings and cash flow ahead of guidance despite expected revenue declines stemming from sustained challenges in the economy,” said Mark Ketchum, president and chief executive officer of Newell Rubbermaid. “We are especially pleased with our gross margin improvement, which reflects continued benefits from our planned product exits as well as a more reasonable input cost environment compared with a year ago. Our successful management of costs and our ability to drive down working capital allows us to continue to make strategic SG&A investments, while raising guidance for full year normalized EPS and operating cash flow.”

Net sales declined 17.7 percent to $1.45 billion in the third quarter, compared to $1.76 billion in the prior year, in line with the company’s guidance of a decline in the high teens percent range. Core sales were down almost 10 percent, while planned product line exits and foreign currency translation reduced net sales by 6 percent and 2 percent, respectively.

Gross margin for the quarter was 37.4 percent, up 480 basis points from last year, as the positive impact from product line exits, moderating input costs and year-over-year pricing initiatives more than offset the effects of reduced manufacturing volumes.

Excluding Project Acceleration restructuring costs of $27.0 million in 2009 and $13.5 million in 2008, operating income was $192.3 million, or 13.3 percent of sales, in the third quarter 2009, compared to $180.4 million, or 10.2 percent of sales, in the prior year.

Normalized earnings, which exclude Project Acceleration restructuring costs, related impairment charges and associated tax effects, the dilutive impact in 2009 of the company’s convertible notes, and other items, were $0.38 per diluted share, ahead of the company’s guidance and compared to $0.35 per diluted share in the third quarter 2008. For the third quarter 2009, diluted earnings per share on a normalized basis excludes the impact of $0.02 per diluted share related to the conversion feature of the convertible notes issued in March 2009 and the associated hedge transactions. Other items in the third quarter 2008 include the net of tax impact of the company’s purchase of a call option with respect to its $250 million of 6.35% Reset notes due 2028 for approximately $52 million, or approximately $0.13 per diluted share, as well as a tax benefit of $3.5 million, or $0.01 per diluted share. (A reconciliation of the “as reported” results to “normalized” results is included below.)

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release

Net income, as reported on a GAAP basis, was $85.5 million, or $0.28 per diluted share. This compares to $55.0 million, or $0.20 per diluted share, in the third quarter 2008.

The company generated operating cash flow of $327.7 million during the third quarter, ahead of the company’s guidance of $200 to $250 million. The improvement was driven by the increase in earnings and working capital management, particularly inventory. This compares to operating cash flow of $364.3 million in the prior year. Capital expenditures were $37.0 million in the third quarter, compared to $43.9 million last year.

A reconciliation of the third quarter 2009 and last year’s results is as follows:

	Q3 2009	Q3 2008

Diluted earnings per share (as reported)	$0.28	$0.20

Project Acceleration restructuring costs and related impairment charges, net of tax	$0.07	$0.04

Convertible notes dilution	$0.02	$0.00

Other items, net of tax	$0.00	$0.12

“Normalized” EPS	$0.38	$0.35

Nine Months Results

Net sales for the nine months ended September 30, 2009 declined 17.2 percent to $4.16 billion, compared to $5.02 billion in the prior year. Foreign currency translation reduced net sales by 4 percent, while planned product line exits lowered net sales by 6 percent. Acquisitions increased net sales by 1 percent and core sales softness contributed the remainder of the net sales decline.

Gross margin was 36.7 percent, a 310 basis point improvement versus the prior year. The positive impact from planned product line exits, lower input costs and 2008 pricing actions more than offset the effect of reduced manufacturing volumes and unfavorable mix.

Normalized earnings, which exclude Project Acceleration restructuring costs, related impairment charges and associated tax effects, the dilutive impact in 2009 of the company’s convertible notes, and other items, were $1.04 per diluted share, compared to $1.11 per diluted share in the prior year. For the first nine months of 2009, diluted earnings per share on a normalized basis excludes the impact of $0.03 per diluted share related to the conversion feature of the convertible notes issued in March 2009 and the associated hedge transactions. Other items for the first nine months of 2009 include one-time costs of $0.01 per diluted share incurred for the early retirement of $325 million principal amount of medium-term notes and $0.01 per diluted share of other tax adjustments. Other items in the first nine months of 2008 were the same as those for the third quarter 2008. (A reconciliation of the “as reported” results to “normalized” results is included below.)

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release

Net income, as reported on a GAAP basis, was $224.9 million, or $0.78 per diluted share. This compares to $204.4 million, or $0.73 per diluted share, in the prior year.

The company generated operating cash flow of $415.7 million during the first nine months of 2009, compared to $243.0 million in the prior year. Capital expenditures were $107.7 million, compared to $122.1 million in the prior year.

A reconciliation of the first nine months 2009 and last year’s results is as follows:

	YTD Q3 2009	YTD Q3 2008

Diluted earnings per share (as reported)	$0.78	$0.73

Project Acceleration restructuring costs and related impairment charges, net of tax	$0.22	$0.25

Convertible notes dilution	$0.03	$0.00

Other items, net of tax	$0.02	$0.12

“Normalized” EPS	$1.04	$1.11

2009 Full Year Guidance

The company continues to expect net sales for the full year will be at the unfavorable end of its guidance of a 10 to 15 percent decline. Core sales are expected to decline in the high single digit percent range. Product line exits are expected to contribute 4 to 6 percent of the sales decline and foreign currency translation is expected to reduce sales by 2 percent. Acquisitions are expected to contribute about 1 percent of sales growth.

The company is raising its guidance for normalized EPS to a range of $1.27 to $1.32 per diluted share and for operating cash flow to approximately $550 million, which is net of approximately $100 million in restructuring cash payments.

2009 Fourth Quarter Guidance

The company anticipates net sales will decline 2 to 4 percent for the fourth quarter 2009. Core sales are expected to be flat to slightly negative for the fourth quarter and product line exits are projected to reduce sales another 3 to 5 percent. Foreign currency translation is expected to increase sales by approximately 2 percent. The company expects normalized earnings of $0.23 to $0.28 per diluted share and operating cash flow of approximately $135 million.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release

A reconciliation of the fourth quarter and full year 2009 earnings outlook is as follows:

	Q4 2009	FY 2009
Diluted earnings per share	$0.16 to $0.21	$0.93 to $0.98

Project Acceleration restructuring costs and related impairment charges, net of tax	$0.06 to $0.09	$0.28 to $0.31

Convertible notes dilution	—	$0.03

Other items, net of tax	—	$0.02

“Normalized” EPS	$0.23 to $0.28	$1.27 to $1.32

The impacts of the other items for the full year 2009 earnings outlook include only charges incurred during the first nine months of 2009. The impact of the convertible notes dilution of $0.03 represents the dilution through the first nine months of 2009 only. No provision is made for potential dilution from the conversion feature of the convertible notes and the associated hedge transactions in the fourth quarter of 2009.

Conference Call

The company’s third quarter 2009 earnings conference call is scheduled for today, October 28, 2009, at 10:00 am ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with sales of approximately $6 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo® , Waterman®, Parker®, Goody®, Technical ConceptsTM and Aprica®.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release

Contacts:

Nancy O’Donnell Vice President, Investor Relations +1 (770) 418-7723	David Doolittle Vice President, Corporate Communications +1 (770) 418-7519

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short-term debt on terms acceptable to us, particularly given the recent turmoil and uncertainty in the global credit markets; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and exhibit 99.1 thereto, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

NWL-EA

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

Reconciliation of “As Reported” Results to “Normalized” Results

	Three Months Ended September 30,
	2009			2008(1)			YOY % Change
	As Reported	Excluded Items (2)	Normalized	As Reported	Excluded Items (3)	Normalized
Net sales	$1,449.0	$—	$1,449.0	$1,760.3	$—	$1,760.3	(17.7)%
Cost of products sold	906.4	—	906.4	1,185.6	—	1,185.6

GROSS MARGIN	542.6	—	542.6	574.7	—	574.7	(5.6)%
% of sales	37.4%		37.4%	32.6%		32.6%

Selling, general & administrative expenses	350.3	—	350.3	394.3	—	394.3	(11.2)%
% of sales	24.2%		24.2%	22.4%		22.4%

Restructuring costs	27.0	(27.0)	—	13.5	(13.5)	—

OPERATING INCOME	165.3	27.0	192.3	166.9	13.5	180.4	6.6%
% of sales	11.4%		13.3%	9.5%		10.2%

Nonoperating expenses:
Interest expense, net	35.7	—	35.7	38.8	—	38.8
Other expense, net	0.6	—	0.6	54.8	(52.2)	2.6

	36.3	—	36.3	93.6	(52.2)	41.4	(12.3)%

INCOME BEFORE INCOME TAXES	129.0	27.0	156.0	73.3	65.7	139.0	12.2%
% of sales	8.9%		10.8%	4.2%		7.9%

Income taxes	43.5	6.3	49.8	17.7	21.8	39.5	26.1%
Effective rate	33.7%		31.9%	24.1%		28.4%

NET INCOME	85.5	20.7	106.2	55.6	43.9	99.5
NET INCOME NONCONTROLLING INTERESTS	—	—	—	0.6	—	0.6

NET INCOME CONTROLLING INTEREST	$85.5	$20.7	$106.2	$55.0	$43.9	$98.9	7.4%

% of sales	5.9%		7.3%	3.1%		5.6%

EARNINGS PER SHARE:
Basic	$0.30	$0.08	$0.38	$0.20	$0.15	$0.35
Diluted	$0.28	$0.10	$0.38	$0.20	$0.15	$0.35

AVERAGE SHARES OUTSTANDING:
Basic	280.8		280.8	279.9		279.9
Diluted	301.8		282.5	279.9		279.9

(1)	Earnings per share in 2008 has been adjusted to give effect to the retrospective adoption of an accounting standard that requires all outstanding securities with rights to receive non-forfeitable dividends to be considered an outstanding share, without regard to whether the shares are earned in the future pursuant to vesting conditions or otherwise.

(2)	Items excluded from “normalized” results for 2009 consist of $27.0 million of restructuring costs, including asset impairment charges and employee termination and other costs, and the associated tax effects, as well as the dilutive impact of the convertible notes and related hedge transactions entered into during the first quarter of 2009.

(3)	Items excluded from “normalized” results for 2008 consist of $13.5 million of restructuring costs, including asset impairment charges and employee termination and other costs, and the associated tax effects, the net of tax impact of the cost to purchase a call option for $52.2 million associated with the extinguishment of $250 million of medium-term Reset notes, and one-time tax benefits of $3.5 million.

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

Reconciliation of “As Reported” Results to “Normalized” Results

	Nine Months Ended September 30,
	2009			2008(1)			YOY % Change
	As Reported	Excluded Items (2)	Normalized	As Reported	Excluded Items (3)	Normalized
Net sales	$4,157.2	$—	$4,157.2	$5,019.1	$—	$5,019.1	(17.2)%
Cost of products sold	2,633.5	—	2,633.5	3,330.7	—	3,330.7

GROSS MARGIN	1,523.7	—	1,523.7	1,688.4	—	1,688.4	(9.8)%
% of sales	36.7%		36.7%	33.6%		33.6%

Selling, general & administrative expenses	991.1	—	991.1	1,148.2	—	1,148.2	(13.7)%
% of sales	23.8%		23.8%	22.9%		22.9%

Restructuring costs	87.0	(87.0)	—	101.3	(101.3)	—

OPERATING INCOME	445.6	87.0	532.6	438.9	101.3	540.2	(1.4)%
% of sales	10.7%		12.8%	8.7%		10.8%

Nonoperating expenses:
Interest expense, net	106.6	—	106.6	103.3	—	103.3
Other expense (income), net	2.5	(4.7)	(2.2)	55.0	(52.2)	2.8

	109.1	(4.7)	104.4	158.3	(52.2)	106.1	(1.6)%

INCOME BEFORE INCOME TAXES	336.5	91.7	428.2	280.6	153.5	434.1	(1.4)%
% of sales	8.1%		10.3%	5.6%		8.6%

Income taxes	111.6	23.0	134.6	74.3	49.1	123.4	9.1%
Effective rate	33.2%		31.4%	26.5%		28.4%

INCOME FROM CONTINUING OPERATIONS	224.9	68.7	293.6	206.3	104.4	310.7	(5.5)%

Discontinued operations, net of tax:
Net loss	—	—	—	(0.5)	0.5	—

NET INCOME	224.9	68.7	293.6	205.8	104.9	310.7
NET INCOME NONCONTROLLING INTERESTS	—	—	—	1.4	—	1.4

NET INCOME CONTROLLING INTEREST	$224.9	$68.7	$293.6	$204.4	$104.9	$309.3	(5.1)%

% of sales	5.4%		7.1%	4.1%		6.2%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.80	$0.25	$1.05	$0.73	$0.38	$1.11
Diluted	$0.78	$0.26	$1.04	$0.73	$0.38	$1.11

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$—	$—	$(0.00)	$0.00	$—
Diluted	$—	$—	$—	$(0.00)	$0.00	$—

EARNINGS PER SHARE:
Basic	$0.80	$0.25	$1.05	$0.73	$0.38	$1.11
Diluted	$0.78	$0.26	$1.04	$0.73	$0.38	$1.11

AVERAGE SHARES OUTSTANDING:
Basic	280.7		280.7	279.8		279.8
Diluted	289.7		281.6	279.9		279.9

(1)	Earnings per share in 2008 has been adjusted to give effect to the retrospective adoption of an accounting standard that requires all outstanding securities with rights to receive non-forfeitable dividends to be considered an outstanding share, without regard to whether the shares are earned in the future pursuant to vesting conditions or otherwise.

(2)	Items excluded from “normalized” results for 2009 consist of $87.0 million of restructuring costs, including asset impairment charges and employee termination and other costs, and the associated tax effects, $4.7 million of debt extinguishment charges, net of tax effects, as well as the dilutive impact of the convertible notes and related hedge transactions entered into during the first quarter of 2009.

(3)	Items excluded from “normalized” results for 2008 consist of $101.3 million of restructuring costs, including asset impairment charges and employee termination and other costs, and the associated tax effects, the net of tax impact of the cost to purchase a call option for $52.2 million associated with the extinguishment of $250 million of medium-term Reset notes, one-time tax benefits of $3.5 million, and a $0.5 million net loss related to discontinued operations.

Newell Rubbermaid Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)

	September 30, 2009	September 30, 2008 (1)
Assets:

Cash and cash equivalents	$313.0	$220.6
Accounts receivable, net	943.7	1,144.8
Inventories, net	783.5	1,060.7
Deferred income taxes	128.7	129.6
Prepaid expenses and other	93.5	122.3

Total Current Assets	2,262.4	2,678.0

Property, plant and equipment, net	596.9	656.0
Deferred income taxes	20.5	—
Goodwill	2,759.4	3,034.8
Other intangible assets, net	647.7	656.8
Other assets	336.4	232.7

Total Assets	$6,623.3	$7,258.3

Liabilities and Stockholders’ Equity:

Accounts payable	$454.1	$608.1
Accrued compensation	148.5	112.3
Other accrued liabilities	694.5	825.9
Income taxes payable	—	36.1
Short-term debt	74.0	27.3
Current portion of long-term debt	560.3	542.4

Total Current Liabilities	1,931.4	2,152.1

Long-term debt	2,032.6	2,296.7
Deferred income taxes	—	38.7
Other non-current liabilities	817.9	564.4

Stockholders’ Equity — Parent	1,837.9	2,203.9
Stockholders’ Equity — Noncontrolling Interests	3.5	2.5

Total Stockholders’ Equity	1,841.4	2,206.4

Total Liabilities and Stockholders’ Equity	$6,623.3	$7,258.3

(1)	The September 30, 2008 Consolidated Balance Sheet reflects the retrospective adoption of certain accounting pronouncements which resulted in the reclassification of $2.5 million from Other non-current liabilities to Stockholders’ Equity-Noncontrolling Interests as well as a reclassification to increase Other accrued liabilities by $28.2 million with a corresponding reduction in Stockholders’ Equity-Parent.

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

(in millions)

	Nine Months Ended September 30,
	2009	2008
Operating Activities:
Net income controlling interest	$224.9	$204.4
Adjustments to reconcile net income controlling interest to net cash provided by operating activities:
Depreciation and amortization	129.6	137.5
Deferred income taxes	11.2	23.8
Non-cash restructuring costs	24.2	45.3
Loss on sale of assets	0.1	—
Stock-based compensation expense	25.9	27.5
Loss on disposal of discontinued operations	—	0.5
Other	19.9	50.4
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	49.6	36.9
Inventories	153.7	(85.4)
Accounts payable	(87.6)	(44.5)
Accrued liabilities and other	(135.8)	(151.2)
Discontinued operations	—	(2.2)

Net cash provided by operating activities	$415.7	$243.0

Investing Activities:
Acquisitions, net of cash acquired	$(13.2)	$(660.4)
Capital expenditures	(107.7)	(122.1)
Proceeds from sale of non-current assets	6.9	6.4

Net cash used in investing activities	$(114.0)	$(776.1)

Financing Activities:
Proceeds from issuance of debt, net of debt issuance costs	$827.3	$1,317.6
Proceeds from issuance of warrants	32.7	—
Purchase of call options	(69.0)	—
Payments on notes payable and debt	(969.3)	(711.0)
Cash dividends	(57.3)	(176.1)
Purchase of noncontrolling interests in consolidated subsidiaries	(29.0)	—
Other, net	(4.4)	(2.5)

Net cash (used in) provided by financing activities	$(269.0)	$428.0

Currency rate effect on cash and cash equivalents	$4.9	$(3.5)

Increase (decrease) in cash and cash equivalents	$37.6	$(108.6)
Cash and cash equivalents at beginning of period	275.4	329.2

Cash and cash equivalents at end of period	$313.0	$220.6

Newell Rubbermaid Inc.

Financial Worksheet

(In Millions)

	2009					2008
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q1:
Home & Family	$557.7	$60.3	$—	$60.3	10.8%	$608.2	$53.4	$—	$53.4	8.8%	$(50.5)	(8.3)%	$6.9	12.9%
Office Products	318.2	31.1	—	31.1	9.8%	418.3	33.9	—	33.9	8.1%	(100.1)	(23.9)%	(2.8)	(8.3)%
Tools, Hardware & Commercial Products	328.0	38.0	—	38.0	11.6%	407.2	61.0	—	61.0	15.0%	(79.2)	(19.4)%	(23.0)	(37.7)%

Restructuring Costs		(30.5)	30.5	—			(18.4)	18.4	—
Corporate		(18.1)	—	(18.1)			(18.8)	—	(18.8)				0.7	3.7%

Total	$1,203.9	$80.8	$30.5	$111.3	9.2%	$1,433.7	$111.1	$18.4	$129.5	9.0%	$(229.8)	(16.0)%	$(18.2)	(14.1)%

	2009					2008
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q2:
Home & Family	$617.2	$80.4	$—	$80.4	13.0%	$717.6	$69.6	$—	$69.6	9.7%	$(100.4)	(14.0)%	$10.8	15.5%
Office Products	496.9	99.2	—	99.2	20.0%	609.2	101.7	—	101.7	16.7%	(112.3)	(18.4)%	(2.5)	(2.5)%
Tools, Hardware & Commercial Products	390.2	67.6	—	67.6	17.3%	498.3	80.2	—	80.2	16.1%	(108.1)	(21.7)%	(12.6)	(15.7)%

Restructuring Costs		(29.5)	29.5	—			(69.4)	69.4	—
Corporate		(18.2)	—	(18.2)			(21.2)	—	(21.2)				3.0	14.2%

Total	$1,504.3	$199.5	$29.5	$229.0	15.2%	$1,825.1	$160.9	$69.4	$230.3	12.6%	$(320.8)	(17.6)%	$(1.3)	(0.6)%

	2009					2008
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q3:
Home & Family	$596.8	83.9		$83.9	14.1%	$712.9	$60.2	$—	$60.2	8.4%	$(116.1)	(16.3)%	$23.7	39.4%
Office Products	448.4	53.9		53.9	12.0%	536.0	60.3	—	60.3	11.3%	(87.6)	(16.3)%	(6.4)	(10.6)%
Tools, Hardware & Commercial Products	403.8	75.3		75.3	18.6%	511.4	81.5	—	81.5	15.9%	(107.6)	(21.0)%	(6.2)	(7.6)%

Restructuring Costs		(27.0)	27.0	—			(13.5)	13.5	—
Corporate		(20.8)	—	(20.8)			(21.6)	—	(21.6)				0.8	3.7%

Total	$1,449.0	$165.3	$27.0	$192.3	13.3%	$1,760.3	$166.9	$13.5	$180.4	10.2%	$(311.3)	(17.7)%	$11.9	6.6%

	2009					2008
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Normalized OI (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
YTD:
Home & Family	$1,771.7	$224.6	$—	$224.6	12.7%	$2,038.7	$183.2	$—	$183.2	9.0%	$(267.0)	(13.1)%	$41.4	22.6%
Office Products	1,263.5	184.2	—	184.2	14.6%	1,563.5	195.9	—	195.9	12.5%	(300.0)	(19.2)%	(11.7)	(6.0)%
Tools, Hardware & Commercial Products	1,122.0	180.9	—	180.9	16.1%	1,416.9	222.7	—	222.7	15.7%	(294.9)	(20.8)%	(41.8)	(18.8)%

Restructuring Costs		(87.0)	87.0	—			(101.3)	101.3	—
Corporate		(57.1)	—	(57.1)			(61.6)	—	(61.6)				4.5	7.3%

Total	$4,157.2	$445.6	$87.0	$532.6	12.8%	$5,019.1	$438.9	$101.3	$540.2	10.8%	$(861.9)	(17.2)%	$(7.6)	(1.4)%

(1)	Excluded items are related to restructuring charges.

(2)	Excluding restructuring charges.

Newell Rubbermaid Inc.

Calculation of Free Cash Flow (1)

	Three Months Ended September 30,
	2009	2008
Free Cash Flow (in millions):

Net cash provided by operating activities	$327.7	$364.3
Capital expenditures	(37.0)	(43.9)

Free Cash Flow	$290.7	$320.4

	Nine Months Ended September 30,
	2009	2008
Free Cash Flow (in millions):

Net cash provided by operating activities	$415.7	$243.0
Capital expenditures	(107.7)	(122.1)

Free Cash Flow	$308.0	$120.9

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.

Three Months Ended September 30, 2009

In Millions

Currency Analysis

	2009			2008	Year-Over-Year (Decrease) Increase
	Sales as Reported	Currency Impact	Adjusted Sales	Sales as Reported	Excluding Currency	Including Currency	Currency Impact
By Segment
Home & Family	$596.8	$7.3	$604.1	$712.9	(15.3)%	(16.3)%	(1.0)%
Office Products	448.4	18.4	466.8	536.0	(12.9)%	(16.3)%	(3.4)%
Tools, Hardware & Commercial Products	403.8	10.9	414.7	511.4	(18.9)%	(21.0)%	(2.1)%

Total Company	$1,449.0	$36.6	$1,485.6	$1,760.3	(15.6)%	(17.7)%	(2.1)%

By Geography
United States	$1,008.8	$—	$1,008.8	$1,224.3	(17.6)%	(17.6)%	0.0%
Canada	91.8	6.8	98.6	113.5	(13.1)%	(19.1)%	(6.0)%

	1,100.6	6.8	1,107.4	1,337.8	(17.2)%	(17.7)%	(0.5)%

Europe, Middle East, and Africa	196.4	21.3	217.7	255.5	(14.8)%	(23.1)%	(8.3)%
Latin America	74.0	9.2	83.2	77.7	7.1%	(4.8)%	(11.8)%
Asia Pacific	78.0	(0.7)	77.3	89.3	(13.4)%	(12.7)%	0.8%

Total Company	$1,449.0	$36.6	$1,485.6	$1,760.3	(15.6)%	(17.7)%	(2.1)%

Newell Rubbermaid Inc.

Nine Months Ended September 30, 2009

In Millions

Currency Analysis

	2009			2008	Year-Over-Year (Decrease) Increase
	Sales as Reported	Currency Impact	Adjusted Sales	Sales as Reported	Excluding Currency	Including Currency	Currency Impact
By Segment
Home & Family	$1,771.7	$43.0	$1,814.7	$2,038.7	(11.0)%	(13.1)%	(2.1)%
Office Products	1,263.5	84.1	1,347.6	1,563.5	(13.8)%	(19.2)%	(5.4)%
Tools, Hardware & Commercial Products	1,122.0	50.8	1,172.8	1,416.9	(17.2)%	(20.8)%	(3.6)%

Total Company	$4,157.2	$177.9	$4,335.1	$5,019.1	(13.6)%	(17.2)%	(3.5)%

By Geography
United States	$2,941.7	$—	$2,941.7	$3,470.3	(15.2)%	(15.2)%	0.0%
Canada	238.8	36.6	275.4	319.2	(13.7)%	(25.2)%	(11.5)%

	3,180.5	36.6	3,217.1	3,789.5	(15.1)%	(16.1)%	(1.0)%

Europe, Middle East, and Africa	564.8	97.3	662.1	773.3	(14.4)%	(27.0)%	(12.6)%
Latin America	189.4	32.6	222.0	210.3	5.6%	(9.9)%	(15.5)%
Asia Pacific	222.5	11.4	233.9	246.0	(4.9)%	(9.6)%	(4.6)%

Total Company	$4,157.2	$177.9	$4,335.1	$5,019.1	(13.6)%	(17.2)%	(3.5)%

Q3 2009 Earnings Call Presentation October 28, 2009

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO TC technical concepts Aprica

Statements in this presentation that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as
"anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short-term debt on terms acceptable to us, particularly given the recent turmoil and uncertainty in the global credit markets; changes to our credit ratings;
significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and exhibit
99.1 thereto, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this presentation is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.
Forward-Looking Statement

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER MATE LEVOLOR PARKER DYMO technical concepts Aprica

»
“Normalized” EPS of $0.38 Ahead of Guidance ($0.25 to $0.35) and Driven
by Strong Gross Margin Expansion, SG&A Management
»
Operating Cash Flow of $328 Million (Including a $75 Million Pension
Contribution) Significantly Above of Guidance of $200 to $250 Million;
Higher Earnings, Inventory Reductions and Accounts Receivable
Management Led the Strong Performance
»
Gross Margin Expansion of 480 Basis Points to 37.4%
Favorable impact of planned product line exits, moderating input costs and year over-year-pricing initiatives more than offset the effects of reduced production volumes
»
Net Sales Decline of 17.7% with Core Sales Softness of Almost 10% (in line with guidance); the Balance of the Decline from Foreign Currency (-2%)
and Planned Product Line Exits (-6%)
Q3 2009 Summary

Q3 Sales: Percent Change by Segment
H&F OP TH&C Total
Core Sales < 5 > < 7 > < 19 > < 10 >
Product Line Exits < 10 > < 6 > - < 6 >
Currency Translation < 1 > < 3 > < 2 > < 2 >
Total < 16 > < 16 > < 21 > < 18 >

Guidance [ 1 ]
Net Sales Growth
Unfavorable end of - 10 to - 15%
Core Sales Decline - High single digit %
Product Line Exits - 4 to - 6%
Currency Translation - 2%
Acquisitions + 1%
"Normalized" EPS [ 2 ]
$1.27 to $1.32
Cash Flow from Operations $550 million
Capital Expenditures $150 million
[ 1 ]  Reflects guidance communicated in Q3 2009 Earnings Release and Earnings Call
[ 2 ]  See reconciliation on page 10
FY 2009 Guidance

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO TC technical concepts Aprica

Q4 2009 Guidance
Guidance [ 1 ]
Net Sales Growth
- 2 to - 4%
Core Sales Decline Flat to - low single digit %
Product Line Exits - 3 to - 5%
Currency Translation + 2%
"Normalized" EPS
[ 2 ]
$0.23 to $0.28
Cash Flow from Operations About $135 million
[ 1 ]  Reflects guidance communicated in Q3 2009 Earnings Release and Earnings Call
[ 2 ]  See reconciliation on page 10

Appendix

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO technical concepts Aprica

Reconciliation: Q3 2009 and Q3 2008 “Normalized” EPS
Q3 2009 Q3 2008
Diluted earnings per share (as reported): $0.28 $0.20
Project Acceleration restructuring costs, net of
tax [ 1 ] $0.07 $0.04
Convertible notes dilution $0.02 $0.00
Other items, net of tax [ 2 ] $0.00 $0.12
"Normalized" EPS: $0.38 $0.35
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration, and the related tax effects.
[ 2 ]  Other items in the third quarter 2008 include the net of tax impact of the company’s purchase of a call option with respect to its $250 million of 6.35% Reset notes due 2028 for approximately
$52 million, or approximately $0.13 per diluted share, as well as a tax benefit of $3.5 million, or
$0.01 per diluted share.
Totals may not foot due to rounding.

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO TC technical concepts Aprica

Reconciliation: YTD Q3 2009 and YTD Q3 2008
“Normalized” EPS
YTD Q3 2009 YTD Q3 2008
Diluted earnings per share (as reported): $0.78 $0.73
Project Acceleration restructuring costs, net of
tax [ 1 ] $0.22 $0.25
Convertible notes dilution $0.03 $0.00
Other items, net of tax [ 2 ] $0.02 $0.12
"Normalized" EPS: $1.04 $1.11
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration, and the related tax effects.
[ 2 ]  Other items for the first nine months of 2009 include one-time costs of $0.01 per diluted share incurred for the early retirement of $325 million principal amount of medium-term notes and $0.01 per diluted share of other tax adjustments.  Other items for the first nine months of 2008 are the same as those for the third quarter of 2008.
Totals may not foot due to rounding.

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO TC technical concepts Aprica

Reconciliation: Q4 2009 and FY 2009 Guidance for
“Normalized” EPS
Q4 2009 FY 2009
Diluted earnings per share (as reported): $0.16 to $0.21 $0.93 to $0.98
Project Acceleration restructuring costs, net of
tax [ 1 ] $0.06 to $0.09 $0.28 to $0.31
Convertible notes dilution [ 2 ] $0.00 $0.03
Other items, net of tax [ 3 ] $0.00 $0.02
"Normalized" EPS: $0.23 to $0.28 $1.27 to $1.32
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration, and the related tax effects.
[ 2 ]  The convertible notes dilution of $0.03 per diluted share represents the dilution through the first nine months of 2009 only.  No provision is made for potential dilution from the conversion feature of the convertible notes in the fourth quarter of 2009.
[ 3 ]  Other items for the full year 2009 reflect the year-to-date costs of $0.01 per diluted share incurred for the early retirement of $325 million principal amount of medium-term notes and $0.01 per diluted share of other tax adjustments.

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO TC technical concepts Aprica

Reconciliation: Q3 2009 and Q3 2008 Operating
Income to Operating Income Excluding Charges
Q3 2009 Q3 2008
Net Sales $1,449.0 $1,760.3
Operating Income (as reported) $165.3 $166.9
Project Acceleration Restructuring Costs [ 1 ] $27.0 $13.5
Operating Income (excluding charges) $192.3 $180.4
Operating Income (excluding charges), as a
Percent of Net Sales 13.3% 10.2%
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration.
$ millions

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO TC technical concepts Aprica

Reconciliation: YTD Q3 2009 and YTD Q3 2008 Operating
Income to Operating Income Excluding Charges
YTD Q3 2009 YTD Q3 2008
Net Sales $4,157.2 $5,019.1
Operating Income (as reported) $445.6 $438.9
Project Acceleration Restructuring Costs [ 1 ] $87.0 $101.3
Operating Income (excluding charges) $532.6 $540.2
Operating Income (excluding charges), as a Percent
of Net Sales 12.8% 10.8%
[ 1 ]  Restructuring costs include impairment charges, employee termination benefits and other costs associated with Project Acceleration.
$ millions

13 Reconciliation: Q3 2009 and Q3 2008 Free Cash Flow Q3 2009 Q3 2008 Cash Flow From Operations $327.7 $364.3 Capital Expenditures ($37.0) ($43.9) Free Cash Flow $290.7 $320.4 $ millions